Eaton Scientific Systems, Inc. 10-K
Exhibit 23.3
SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Eaton Scientific Systems, Inc. of our report dated May 13, 2013 on our audit of the financial statements of Eaton Scientific Systems, Inc. as of January 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the years ended January 31, 2013, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs
Las Vegas, Nevada
May 15, 2013